Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of May 31, 2007, is by and among JACK HENRY & ASSOCIATES, INC., a Delaware corporation, (the "Borrower"), those Domestic Subsidiaries of the Borrower identified as a "Guarantor" on the signature pages hereto (the "Guarantors"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (as defined below) under the Credit Agreement (defined below) (in such capacity, the "Administrative Agent").

W I T N E S S E T H

     WHEREAS, the Borrower, the Guarantors, the lenders party thereto (the "Lenders") and the Administrative Agent are parties to that certain Credit Agreement dated as of April 19, 2005 (as previously amended, modified or supplemented and as further amended, modified, supplemented, restated or amended and restated from time to time, the "Credit Agreement"; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement as amended hereby);

     WHEREAS, the Credit Parties have requested certain amendments to the Credit Agreement as described herein; and

      WHEREAS, the Administrative Agent (on behalf of the Lenders) is willing to make such amendments to the Credit Agreement, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

     1.1     Amendments to Section 1.1.

           (a)     The pricing grid contained in the definition of "Applicable Percentage" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Applicable Percentage
Level	Leverage Ratio	Alternate Base Rate Margin for Revolving Loans	LIBOR Rate Margin for Revolving Loans and Letter of Credit Fee	Unused Fee
I	≥ 2.25 to 1.0	0.000%	0.750%	0.150%
II	< 2.25 to 1.0 but ≥1.50 to 1.0	0.000%	0.625%	0.125%
III	< 1.50 to 1.0 but ≥0.75 to 1.0	0.000%	0.500%	0.100%
IV	<0.75 to 1.0	0.000%	0.400%	0.090%

           (b)     The definition of "Maturity Date" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Maturity Date" means, as to each Lender, May 31, 2012.

     1.2     Amendment to Section 2.5. The first sentence of Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     Subject to the terms and conditions set forth herein, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the right to incur additional Indebtedness (the "Additional Loans") under this Credit Agreement in the form of one or more increases to the Aggregate Revolving Committed Amount by an aggregate amount of up to $75,000,000.

     1.3     Amendment to Section 5.9(c). Section 5.9(c) of the Credit Agreement is hereby deleted in its entirety.

     1.4     Amendment to Section 6.9. The proviso at the end of Section 6.9 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     provided, that the aggregate amount paid by the Borrower with respect to clauses (c) - (d) above in any fiscal year shall not exceed an aggregate amount equal to $23,000,000 plus 25.0% of Consolidated Net Worth determined as of the end of the immediately preceding fiscal year.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

     2.1     Closing Conditions.

     This Amendment shall become effective as of the date hereof (the "Second Amendment Effective Date") upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

     (a)     Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Lenders.

     (b)     Executed Consents. The Administrative Agent shall have received executed consents from each of the Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf.

     (c)     Fees. The Borrower shall have paid to the Administrative Agent and Wachovia Capital Markets, LLC ("WCM") the fees and expenses set forth in the Engagement Letter, dated April 25, 2007, addressed to the Borrower from the Administrative Agent and WCM. The Borrower shall have paid in full all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

     (d)     Other. The Administrative Agent shall have received such other documents, agreements or information which it may reasonably request relating to the Credit Parties and the transactions contemplated by this Amendment and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Administrative Agent in its sole good faith discretion.

ARTICLE III
MISCELLANEOUS

     3.1     Amended Terms. All references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

     3.2     Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

     (a)     It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

     (b)     This Amendment has been duly executed and delivered by such Person and constitutes such Person's valid and legally binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     (c)     No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

     (d)     The representations and warranties set forth in Section 3 of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

     (e)     Before and after giving effect to this Amendment, (1) no Default or Event of Default exists; and (2) the Credit Parties are in compliance with all financial covenants set forth in Section 5.9 of the Credit Agreement.

     (f)     The execution, delivery and performance of this Amendment by the Credit Parties will not violate any Requirement of Law or contractual obligation of any Credit Party in any respect that could reasonably be expected to have a Material Adverse Effect.

     3.3     Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Documents.

     3.4     Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

     3.5     Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

     3.6     Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

     3.7     GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

     3.8     Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 10.15 and 10.18 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

     3.9     Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

     3.10     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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     IN WITNESS WHEREOF the Borrower, the Guarantors, and the Administrative Agent (on behalf of itself and the Lenders) have caused this Amendment to be duly executed on the date first above written.

BORROWER:	JACK HENRY & ASSOCIATES, INC.,
a Delaware corporation

	By:	/s/ Kevin D. Williams
	Name:	Kevin D. Williams
	Title:	Chief Financial Officer

GUARANTORS:	JACK HENRY SOFTWARE/COMMLINK, L.P.,
a Texas limited partnership

	By:	Jack Henry & Associates, Inc.,
its general partner

	By:	/s/ Kevin D. Williams
	Name:	Kevin D. Williams
	Title:	Chief Financial Officer

JACK HENRY SYSTEMS, L.P.,
a Texas limited partnership

	By:	Jack Henry & Associates, Inc.,
its general partner

	By:	/s/ Kevin D. Williams
	Name:	Kevin D. Williams
	Title:	Chief Financial Officer

JACK HENRY SERVICES, L.P.,
a Texas limited partnership

	By:	Jack Henry & Associates, Inc.,
its general partner

	By:	/s/ Kevin D. Williams
	Name:	Kevin D. Williams
	Title:	Chief Financial Officer

SYMITAR SYSTEMS, INC.,
a California corporation

By:	/s/ Kevin D. Williams
Name:	Kevin D. Williams
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:	WACHOVIA BANK,
NATIONAL ASSOCIATION
as Administrative Agent
and of behalf of the Lenders

	By:	/s/ Robert Sevin
	Name:	Robert Sevin
	Title:	Director